DOMAIN CONTRIBUTION AGREEMENT

This Domain Contribution Agreement (the "**Agreement**"), effective as of September ___, 2013 (the "**Effective Date**"), is entered into by and between World Media Group LLC, a New Jersey limited liability company with offices at 25 Mountainview Boulevard, Suite 204, Basking Ridge, New Jersey 07920 (**World**) and Virurl, Inc., a Delaware corporation with its offices at 137 Bay Street #6, Santa Monica, California 90405 ("**VirURL**"), and together with World, the "**Parties**", and each, a "**Party**").

WHEREAS, World is the registered owner of the domain name Revenue.com (the "**Domain Name**"), and desires to sell its rights in the Domain Name to VirURL;

WHEREAS, VirURL desires to purchase World's rights in the Domain Name, subject to the terms and conditions of this Agreement;

WHEREAS, World is also party to a certain MX Agreement dated as of May 13, 2008 by and between World and Mail.com Media Corporation and subsequent amendments thereto (the "2008 MX Agreement"), whereby World has an option to purchase the MX records for the Domain Name ("MP MX Records") in accordance with the terms of the 2008 MX Agreement;

WHEREAS, in 2010, Mail.com Media Corporation assigned the 2008 MX Agreement and all of its rights thereunder to 1&1 Mail & Media Inc. (then known as GMX Internet Services, Inc.) ("1&1 M&M"), so accordingly, at the time of this Agreement, 1&1 M&M has all the rights and interests of Mail.com Corporation under the 2008 MX Agreement;

WHEREAS, pursuant to the 2008 MX Agreement, World has the right to purchase from 1&1 M&M the MP MX Records (as such term is defined in the 2008 MX Agreement) associated with the Domain Name in exchange for making certain payments to 1&1 M&M, as set forth in the 2008 MX Agreement, including 10% of the proceeds of the sale contemplated hereunder, thereby making 1&1 M&M a necessary and intended third party beneficiary of this Agreement; and World has as of the Effective Date fully exercised its option to purchase the MP MX Records.

NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. **Domain Name Sale**. World hereby sells to VirURL its exclusive, world-wide, perpetual right to use the Domain Name for any business purpose as described herein (the "**Domain Name Sale**").

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2. **Consideration**. In consideration of the Domain Name Sale and 1&1 M&M's rights under the 2008 MX Agreement, VirURL agrees to the following:

2.1. To grant to World a warrant to purchase up to 765,000 shares of the Common Stock of VirURL and to grant to 1&1 M&M warrant to purchase up to 85,000 shares of Common Stock of VirURL (the "**Warrants**"). The Warrants shall be at an exercise price of 32 cents per share. The Warrants shall be in a form as attached in Exhibit A. The Parties agree that 1&1 M&M shall be a third party beneficiary to this Agreement as a result of its rights under the 2008 MX Agreement.

2.2. To pay to World a Service Fee (the "**Service Fee**") as set forth below:

2.2.1. The Service Fee shall be $25,000 per month with a discount applied as follows: 100% for the remainder of 2013 and 2014, 80% in 2015, 60% in 2016, 40% in 2017, and 20% in 2018 such that the Service Fee after the discount shall be zero in 2013 and 2014 and shall be $5,000 per month in 2015, $10,000 per month in 2016, $15,000 per month in 2017, and $20,000 per month in 2018. In 2019 there shall be no discount and the Service Fee shall be $25,000 per month. Starting in 2020 the Service Fee shall also be adjusted on an annual basis for the average CPI change from the prior year. For purposes of this Agreement, the CPI is defined by the United States Bureau of Labor Statistics as "a measure of the average change over time in the prices paid by urban consumers for a market basket of consumer goods and service. CPI is reported monthly as well as with an annual average change from the prior year which shall be used to calculate the increase in Service Fee for the upcoming year.

2.2.2. The Service Fee shall be paid quarterly in arrears.

2.2.3. VirURL has the option at any time to buy out the on-going Service Fee ("Service Fee One Time Payment Option") for a one-time cash payment to World equal to the greater of (i) ten times (10X) trailing twelve (12) months of Service Fees ("Buy Out Amount") or (ii) $2 Million. If the Service Fee One Time Payment Option is exercised and the Buy Out Amount paid then thereafter no further Service Fee payments will be due. If prior to the Service Fee One Time Payment Option being exercised, VirURL consummates a Change of Control (as defined in the Warrants) in which World and 1&1 M&M shall be entitled to receive consideration (either cash or publicly-traded securities) for each share of VirURL's Common Stock issued or issuable upon exercise of their respective Warrant, with a fair market value equal to or in excess of $5.32 per

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share (as appropriately adjusted for any stock split, reverse stock split, recapitalization or the like), then at such time of the closing of the Change of Control, the Buy Out Amount will be reduced to zero and any further Service Fee payments will be waived and Service Fee One Time Payment Option will be considered exercised. For purposes of the foregoing sentence, if either World and/or 1&1 M&M have not exercised any portion of the Warrants, then such threshold nevertheless shall be deemed to have been met based on a calculation that assumes that both Warrants had been exercised in full prior to the closing of such Change of Control (and, for the avoidance of doubt, the failure of World or 1&1 M&M to have exercised the Warrants will not result in the failure of VirURL to have met the $5.32 per share threshold set forth in the foregoing sentence). Further, for all purposes of this Agreement, to the extent that any consideration from a Change of Control is not cash or publically traded securities then it shall not be counted towards the fair market value of such consideration.

2.2.4. VirURL has the option at any time to terminate Service Fee payments to World ("VirURL Termination") if they decide they no longer want use of the Domain Name in which case VirURL shall:

(i) Provide to World written notice of VirURL Termination,

(ii) transfer ownership and all rights, control, use and benefit of the Domain Name back to World at no cost, and

(iii) no Buy Out Amount or further Service Fee payments would be due; except if, before the VirURL Termination or within 24 months thereafter, VirURL has a Change of Control with an enterprise value (based on fair market value of the consideration received in connection with such Change of Control) of at least twenty-five million dollars in which case fifty percent (50%) of the Buy Out Amount shall be paid by VirURL to World.

3. <u>Management of the Domain</u>

3.1. Until VirURL exercises the Service Fee One Time Payment Option, World will retain management of the Domain Name's domain registration and will (i) provide a portal where VirURL can create, change, and remove DNS records for the Domain Name as needed such that VirURL can point all web traffic for the Domain Name to servers hosted and designated by VirURL, (ii) not modify, alter or otherwise interfere with the DNS records designated by VirURL for the Domain Name without the express prior written consent of VirURL, and (iii) pay to ICANN the annual domain registration fee for a .com domain name for which such fee has already been pre-paid until August 17, 2021.

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3.2. To the extent VirURL exercises the Service Fee One Time Payment Option and has paid the Buy Out Amount, World will transfer management of the Domain Name's domain registration to VirURL and VirURL thereafter shall take responsibility for the domain registration and for paying to ICANN the annual domain registration fee for a .com domain name.

4. **Re-possession by World**. World may re-take possession of the Domain Name as described in this paragraph 4 upon any of the following occurrences (a) the failure by VirURL to make a required Service Fee payment under this Agreement when due and the failure to make such payment within 30 days of receipt of written notice of the late payment; or (b) VirURL shall commence or take action to authorize or shall be forced by a third party legal proceeding to commence or take action to authorize a reorganization, arrangement, adjustment, liquidation, dissolution or composition of its company structure or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any part of its property. To effect re-possession, World shall provide VirURL with written notice and VirURL shall transfer ownership and all rights, control, use and benefit of the Domain Name back to World at no cost; provided however, World shall provide VirURL four (4) months from receipt of such notice, to move its platform off of the Domain Name. After such time, World shall retain the Domain Name with sole right and benefit to use the Domain Name, and VirURL shall retain its platform, content and customers which it shall have moved to a new domain.

5. **Acknowledgement and Indemnification**.

5.1. This Agreement confers no trademark rights or other intellectual property rights from one Party to the other Party.

5.2. VirURL shall use the Domain Name only in conformance with all applicable laws and shall indemnify and defend World from any and all claims, demands, losses, expenses or liabilities, including attorney's fees and expenses, which are incurred, directly or indirectly by World and arise in any manner from or in connection with VirURL's use of the Domain Name.

5.3. Each Party (World and VirURL) shall indemnify, defend, and hold the other Party harmless against all liability, loss, or damage, together with all reasonable costs and expenses related thereto (including legal and accounting fees and expenses), arising from a material breach of any of their representations, warranties or covenants made in this Agreement.

5.4. The Party seeking indemnification hereunder shall give prompt written notice, cooperation and assistance to the indemnifying Party relating to any such claim, action or suit and the indemnifying Party shall undertake and conduct the defense of such claim or suit including, without limitation,

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selecting in its sole discretion counsel therefore, and to engage in settlement thereof, subject to the indemnified Party's reasonable approval right over any such settlement, which approval shall not be unreasonably withheld or delayed.

6. **Warranties and Disclosures.**

6.1. World represents, warrants and covenants to VirURL that (i) it has full power and authority to execute and deliver this Agreement and perform its obligations hereunder; (ii) neither World, nor any entity owned or controlled by World, owns any trademarks in the Domain Name; (iii) at the time of transferring the registration of the Domain Name to VirURL, there shall be no fees or assessments outstanding with respect to such registration and VirURL shall have the full right to use such registration in accordance with the rules and regulations of Registrar.com related to such registration; and (iv) World has to date received no claim of infringement from a third party with respect to the Domain Name. World further represents, warrants and covenants to VirURL that in connection with this right and in consideration of its obligations under the 2008 MX Agreement, (x) World agrees to pay 1&1 M&M, as a third party beneficiary under this Agreement ten percent (10%) of any payments received by World under this Agreement, and World is responsible and liable to do so, and shall, make such payments once received by World, (y) other than the payments set forth under clause (x) above and the Warrants granted by VirURL in Paragraph 2.1, no other payments are due by World to 1&1 M&M nor any predecessor or successor thereof with respect to the 2008 MX Agreement nor any other agreement related to the Domain Name or the MP MX Records, and (z) unless the Domain Name is re-possessed by World as described in Paragraph 4 or ownership of the Domain Name is transferred back by VirURL to World as described in Paragraph 2.2.4, neither 1&1 M&M, nor any predecessor or successor thereof, has any further rights to the Domain Name nor the MP MX Records (subject to, in the case of the MP MX Records, the delivery of such payments described in clause (x) above and the Warrants granted by VirURL in Paragraph 2.1).

6.2. VirURL warrants that (i) it has full power and authority to execute and deliver this Agreement and perform its obligations hereunder and (ii) as of the date of this Agreement VirURL has (a) 9,280,500 shares of Common Stock outstanding, (b) 3,777,496 shares of Preferred Stock outstanding, (c) outstanding options to purchase up to 1,765,766 shares of Common Stock, (d) warrants to purchase up to 376,622 shares of Common Stock, excluding the Warrants (as defined above), and commitments to grant other warrants upon the meeting of certain service-based milestones, which warrants have not yet been granted or issued by VirURL.

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7. **Limitation of Liability**. Except for (i) willful actions by World where such actions are not in compliance with this Agreement, or (ii) material breach of indemnification obligations of World under this Agreement, World shall not be liable to VirURL for any incidental, consequential, or punitive damages relating to the use, or the inability to use, the Domain Name.

8. **Notices.** All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or electronic mail or otherwise delivered by hand, messenger or courier service addressed as follows:

If to World:

Name: Gary Millin
Company Name: World Group, LLC
Address: 25 Mountainview Boulevard, Suite 204,
Basking Ridge, New Jersey 07920
Email: execs@world.com
Fax: (917) 456-3297

If to VirURL:

Name: Francisco Diaz-Mitoma
Company Name: VirURL, Inc.
Address: 137 Bay Street #6
Address: Santa Monica, California 90405
Email: diaz@virurl.com
Fax:

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given (i) if delivered by hand, messenger or courier service, when delivered (or if sent via a nationally-recognized overnight courier service, freight prepaid, specifying next-business-day delivery, one business day after deposit with the courier), or (ii) if sent via mail with return receipt requested, at the earlier of its receipt or receipt by sender of confirmation of its delivery, or (iii) if sent via facsimile, upon confirmation of facsimile transfer if sent during normal business hours of the recipient, or if not sent during normal business hours of the recipient, then on the recipient's next business day, or (iv) if sent via electronic mail, upon confirmation of delivery by response from the other Party when directed to the relevant electronic mail address.

9. **Governing Law; Submission to Jurisdiction.** This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of

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New York or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of New York. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States or the courts of the State of New York, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of process, summons, notice or other document by mail to such party's address set forth herein shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or any proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

10. **Successors and Assigns.** World reserves the right to assign World's rights and obligations under the terms of this Agreement. VirURL reserves the right to assign VirURL's rights and obligations under the terms of this Agreement in a change of control transaction to a new owner of VirURL, other than as described in Paragraph 4b. The Parties agree that prior to any assignment to ensure that this Agreement shall be binding upon and shall inure to the benefit their respective successors and permitted assigns and that their respective successors and permitted assigns has agreed in writing to all the benefits and obligations of this Agreement. Any attempted or purported assignment in violation of this Section 10 shall be null and void and of no force or effect.

11. **Amendment and Modification; Waiver.** This Agreement may only be amended, modified or supplemented by an agreement in writing signed by the Parties. No waiver by any Party (including 1&1 M&M) of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the Party so waiving. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege by any Party (including 1&1 M&M).

12. **Entire Agreement; Modification.** This written Agreement constitutes the complete agreement between the parties relating to the Domain name and supersedes any prior oral or written agreements regarding the subject matter of this Agreement. There are no verbal agreements that change this Agreement, and no modification or alteration of this Agreement shall be effective unless in writing and signed by all Parties hereto.

13. **Counterparts.** This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the

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same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Effective Date.

WORLD MEDIA GROUP LLC

By: [signature]
Name: Gary Millin
Title: President

VIRURL, INC

By [signature]
Name: Francisco Diaz-Mitoma
Title: President